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                                  Exhibit 23.2

               Consent of Independent Certified Public Accountants
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                                  Exhibit 23.2

               Consent of Independent Certified Public Accountants


The Board of Directors
Klamath First Bancorp, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-4002) on Form S-8 of Klamath First Bancorp, Inc. of our report dated November 3, 1995, relating to the consolidated statements of earnings, retained earnings, and cash flows of Klamath First Bancorp, Inc. and subsidiaries for the year ended September 30, 1995, which report appears in the September 30, 1997, annual report on Form 10-K of Klamath First Bancorp, Inc.


/s/ KPMG Peat Marwick LLP

Portland, Oregon
December 29, 1997

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